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                                                                   Exhibit 99.4

    Consent of Person About to Become Director for Laurie McDonald Jonsson

    Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to being named in the Form S-1 registration statement of Expedia, Inc. as a person who is about to become a director of such company.

Dated: October 25, 1999                           /s/ Laurie McDonald Jonsson
                                               _________________________________
                                                    Laurie McDonald Jonsson